Exhibit 99.1

FOR IMMEDIATE RELEASE	FOR MORE INFORMATION CONTACT:
10/19/07	Investors:	Mary Kay Shaw, 630-623-7559
	Media:	Heidi Barker, 630-623-3791

McDONALD’S ONGOING BUSINESS MOMENTUM DRIVES THIRD QUARTER RESULTS

OAK BROOK, IL — McDonald’s Corporation today announced strong operating results for the third quarter fueled by comparable sales growth. Quarterly highlights included:

•	Global comparable sales increased 6.9%

•	Growth in consolidated Company-operated and franchised restaurant margins for the seventh consecutive quarter

•	Consolidated operating income increased 18% (13% in constant currencies)

•

Earnings per share increased 31% to $0.89. This includes $0.83 per share from continuing operations (a 22% increase compared with the prior year) and an after-tax gain in discontinued operations of $0.06 per share from the sale of Boston Market

•	The Company repurchased $927 million of its stock

Chief Executive Officer Jim Skinner commented, “Our strategic focus on building the McDonald’s business by “being better not just bigger” and our global Plan to Win have combined to create enduring business momentum. By offering menu innovations and everyday conveniences that address the needs of our on-the-go customers, we are keeping our brand relevant and in demand. Third quarter marks the seventh consecutive quarter that we’ve posted positive comparable sales across all segments and demonstrates that our strategy is yielding results.”

McDonald’s U.S. performance continues to be fueled by initiatives that provide value to the consumer. For the quarter, McDonald’s U.S. generated strong operating income growth despite industry-wide commodity and labor headwinds.

Europe’s focus on delivering an improved customer experience along with unique marketing and locally appealing menu options drove robust sales and profitability for the third quarter.

Asia/Pacific, Middle East and Africa posted an 11.4% comparable sales increase for the third quarter – the segment’s highest quarterly performance in 10 years. Our ongoing commitment to everyday affordability, convenience and locally relevant menu choice contributed to the segment’s strong top-line and bottom-line results.

Jim Skinner continued, “We are leveraging our current momentum with disciplined practices that enhance long-term shareholder value while maintaining our financial strength and flexibility. During the quarter, we increased our cash return to shareholders target to $15 billion to $17 billion in 2007 through 2009 and raised our annual dividend by 50% to $1.50 per share. These commitments reflect confidence in our business outlook and in the strength and reliability of our future cash flows.

“The McDonald’s business is strong. We are aligned as one System, behind one plan and focused on elevating our performance to even higher levels.”

KEY HIGHLIGHTS – CONSOLIDATED

Dollars in millions, except per share data

Quarters ended September 30,	2007*	2006**	% Inc	% Inc Excluding Currency Translation
Revenues	$5,900.9	$5,503.2	7	3
Operating income	1,524.8	1,288.3	18	13
Income from continuing operations	1,003.7	841.7	19	14
Income from discontinued operations	67.5	1.6	n/m	n/m
Net income	1,071.2	843.3	27	22
Earnings per share from continuing operations-diluted	0.83	0.68	22	18
Earnings per share from discontinued operations-diluted	0.06	—	n/m	n/m
Earnings per share-diluted	0.89	0.68	31	25
Nine months ended September 30,	2007*	2006**	% Inc / (Dec)	% Inc / (Dec) Excluding Currency Translation
Revenues	$17,033.0	$15,449.9	10	6
Operating income	2,524.4	3,325.1	(24)	(29)
Income from continuing operations	1,061.8	2,114.4	(50)	(54)
Income from discontinued operations	60.1	188.3	n/m	n/m
Net income	1,121.9	2,302.7	(51)	(55)
Earnings per share from continuing operations-diluted	0.87	1.68	(48)	(52)
Earnings per share from discontinued operations-diluted	0.05	0.15	n/m	n/m
Earnings per share-diluted	0.92	1.83	(50)	(54)

n/m Not meaningful

*	In August 2007, the Company sold its investment in Boston Market and as a result, Boston Market’s results of operations and transaction gain have been reflected in discontinued operations for all periods presented.

In third quarter 2007, the Company completed the sale of its businesses in Brazil, Argentina, Mexico, Puerto Rico, Venezuela and 13 other countries in Latin America and the Caribbean to a developmental licensee organization. The Company refers to these markets as “Latam”. The results for the third quarter 2007 included impairment and other charges of

$52.7 million ($3.3 million after tax) associated with the Latam transaction. The results for the nine months 2007 included impairment and other charges of $1,666.6 million ($1,604.4 million after tax or $1.32 per share), primarily associated with the Latam transaction.

**	In 2006, the Company disposed of its entire investment in Chipotle Mexican Grill (Chipotle) via public stock offerings in the first and second quarters and a tax-free exchange for McDonald’s common stock in the fourth quarter. As a result, Chipotle’s results of operations and transaction gains are reflected as discontinued operations.

The third quarter 2006 results included $0.01 per share of expense primarily related to impairment charges in Asia/Pacific, Middle East and Africa. In addition to the third quarter items, results for the nine months 2006 also included $0.07 per share of operating expenses primarily related to strategic actions taken to enhance overall profitability and improve returns, as well as $0.01 per share of net incremental expense primarily related to a tax law change in Canada.

THE FOLLOWING DEFINITIONS APPLY TO THESE TERMS AS USED THROUGHOUT THIS RELEASE

Comparable sales represent sales at all McDonald’s restaurants, including those operated by the Company, franchisees and affiliates, in operation at least thirteen months including those temporarily closed, excluding the impact of currency translation. Some of the reasons restaurants may be closed temporarily include road construction, reimaging or remodeling, and natural disasters. Management reviews the increase or decrease in comparable sales compared with the same period in the prior year to assess business trends.

Information in constant currency is calculated by translating current year results at prior year average exchange rates.

RELATED COMMUNICATIONS

McDonald’s Corporation will broadcast its investor conference call live over the Internet at 10:30 a.m. Central Time on October 19, 2007. A link to the live webcast will be available at www.investor.mcdonalds.com. We will also have an archived webcast and podcast available for a limited time.

See Exhibit 99.2 in the Company’s Form 8-K filing for supplemental information related to the Company’s results for the quarter and nine months ended September 30, 2007.

The Company plans to release October 2007 sales information on November 8, 2007.

McDonald’s will webcast the investor meeting it plans to host on November 13, 2007. Please access www.investor.mcdonalds.com for more information on presentation times and links to the live webcast. We will also have an archived webcast and podcast available for a limited time.

FORWARD-LOOKING STATEMENTS

This release contains certain forward-looking statements, which reflect management’s expectations regarding future events and operating performance and speak only as of the date hereof. These forward-looking statements involve a number of risks and uncertainties. The factors that could cause actual results to differ materially from our expectations are detailed in the Company’s filings with the Securities and Exchange Commission, such as its annual and quarterly reports and current reports on Form 8-K.

McDONALD’S CORPORATION

CONDENSED CONSOLIDATED STATEMENT OF INCOME

Dollars and shares in millions, except per share data				Inc /(Dec)

Quarters ended September 30,	2007	2006	$	%
Revenues
Sales by Company-operated restaurants	$4,276.2	$4,057.7	218.5	5
Revenues from franchised and affiliated restaurants	1,624.7	1,445.5	179.2	12

TOTAL REVENUES	5,900.9	5,503.2	397.7	7

Operating costs and expenses
Company-operated restaurant expenses	3,492.3	3,356.2	136.1	4
Franchised restaurants–occupancy expenses	287.4	271.8	15.6	6
Selling, general & administrative expenses	569.4	555.1	14.3	3
Impairment and other charges, net	52.7	17.3	35.4	n/m
Other operating (income) expense, net	(25.7)	14.5	(40.2)	n/m
Total operating costs and expenses	4,376.1	4,214.9	161.2	4

OPERATING INCOME	1,524.8	1,288.3	236.5	18

Interest expense	97.9	102.9	(5.0)	(5)
Nonoperating income, net	(26.7)	(31.6)	(4.9)	(16)

Income from continuing operations before provision for income taxes	1,453.6	1,217.0	236.6	19
Provision for income taxes	449.9	375.3	74.6	20

Income from continuing operations	1,003.7	841.7	162.0	19

Income from discontinued operations (net of taxes of $39.5 and $9.8)	67.5	1.6	65.9	n/m

NET INCOME	$1,071.2	$843.3	227.9	27

Earnings per share-diluted
Continuing operations	$0.83	$0.68	0.15	22
Discontinued operations	$0.06	—	0.06	n/m

EARNINGS PER SHARE-DILUTED	$0.89	$0.68	0.21	31

Weighted average shares outstanding-diluted	1,207.1	1,245.7	(38.6)	(3)

n/m Not meaningful

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McDONALD’S CORPORATION

CONDENSED CONSOLIDATED STATEMENT OF INCOME

Dollars and shares in millions, except per share data			Inc /(Dec)

Nine months ended September 30,	2007	2006	$	%
Revenues
Sales by Company-operated restaurants	$12,507.8	$11,393.4	1,114.4	10
Revenues from franchised and affiliated restaurants	4,525.2	4,056.5	468.7	12

TOTAL REVENUES	17,033.0	15,449.9	1,583.1	10

Operating costs and expenses
Company-operated restaurant expenses	10,343.8	9,559.1	784.7	8
Franchised restaurants–occupancy expenses	844.6	783.0	61.6	8
Selling, general & administrative expenses	1,706.5	1,641.1	65.4	4
Impairment and other charges, net	1,666.6	125.5	1,541.1	n/m
Other operating (income) expense, net	(52.9)	16.1	(69.0)	n/m
Total operating costs and expenses	14,508.6	12,124.8	2,383.8	20

OPERATING INCOME	2,524.4	3,325.1	(800.7)	(24)

Interest expense	296.9	302.9	(6.0)	(2)
Nonoperating income, net	(60.3)	(92.0)	(31.7)	(34)

Income from continuing operations before provision for income taxes	2,287.8	3,114.2	(826.4)	(27)
Provision for income taxes	1,226.0	999.8	226.2	23

Income from continuing operations	1,061.8	2,114.4	(1,052.6)	(50)

Income from discontinued operations (net of taxes of $34.5 and $93.7)	60.1	188.3	(128.2)	n/m

NET INCOME	$1,121.9	$2,302.7	(1,180.8)	(51)

Earnings per share-diluted
Continuing operations	$0.87	$1.68	(0.81)	(48)
Discontinued operations	0.05	0.15	(0.10)	n/m

EARNINGS PER SHARE-DILUTED	$0.92	$1.83	(0.91)	(50)

Weighted average shares outstanding-diluted	1,216.3	1,255.0	(38.7)	(3)

n/m Not meaningful

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